Virtual Office Agreement

Agreement Date : May 21, 2020 **Confirmation No : 10909246**

Business Center Details

CA, Los Angeles - The Plaza

Address	1800 Century Park East Suite 600 Los Angeles CALIFORNIA 90067 United States of America

Client Details

Company Name	Eva Live
Contact Name	David Boulette
Address *	2626 25th street
Town/City *	Sarasota
County/State/Province/Municipality *	Florida
Post Code *	34234
Country *	United States of Am

Virtual Office Payment Details (exc. tax and exc. services)

Virtual Office Type : Standard Virtual Office

Initial Payment :	**First month's fee :**	$ 47.19
	Service Retainer :	$ 209.00
	Total Initial Payment :	**$ 256.19**
Monthly Payment :	**Total Monthly Payment :**	**$ 209.00**

Service Provision :	**Start Date**	May 25, 2020	**End Date**	May 31, 2021

All agreements end on the last calendar day of the month.

Terms and Conditions

We are Regus Management Group, LLC. This Agreement incorporates our terms of business set out on attached Terms and Conditions, attached House Rules and Service Price Guide (where available) which you confirm you have read and understood. We both agree to comply with those terms and our obligations as set out in them. This agreement is binding from the agreement date and may not be terminated once it is made, except in accordance with its terms. Note that the Agreement does not come to an end automatically. See "Automatic Renewal" section of your terms and conditions for the notice terms if you wish to end your agreement.

AGREEMENT TO ARBITRATE; CLASS ACTION WAIVER: Any dispute or claim relating in any way to this agreement shall be resolved by binding arbitration administered by the American Arbitration Association in accord with its Commercial Arbitration Rules (available at www.adr.org), except that you or the Provider may assert claims in small claims court and the Client and the Provider may pursue court actions to remove you, or prevent your removal, from the Center if you do not leave when this agreement terminates. The arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, or formation of this agreement. The arbitrator shall not conduct arbitration as a class or representative action. The Client and the Provider acknowledge that this agreement is a transaction in interstate commerce governed by the Federal Arbitration Act. The Client and the Provider agree to waive any right to pursue any dispute relating to this agreement in any class, private attorney general, or other representative action.

☑ **I accept the terms and conditions**

PDF Download the terms and conditions

PDF Download the house rules

Confirm by typing your name in the box below

Name : David Boulette on behalf of Eva Live	**Signed on May 22, 2020**
I confirm these details are correct to the best of my knowledge	

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